AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 1994
                                                      REGISTRATION NO. 33-

- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                             --------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                              JOHNSON & JOHNSON


            (Exact name of registrant as specified in its charter)
               NEW JERSEY                             22-1024240
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                         ONE JOHNSON & JOHNSON PLAZA
                       NEW BRUNSWICK, NEW JERSEY 08933
                                (908) 524-0400

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             --------------------

                            BLAIR M. FLICKER, ESQ.
                         ONE JOHNSON & JOHNSON PLAZA
                       NEW BRUNSWICK, NEW JERSEY 08933
                                (908) 524-2527
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             --------------------

                                  Copies to:
                            THOMAS R. BROME, Esq.
                           CRAVATH, SWAINE & MOORE
                               WORLDWIDE PLAZA
                              825 EIGHTH AVENUE
                             NEW YORK, N.Y. 10019
                                (212) 474-1000

                             --------------------

       Approximate date of commencement of proposed sale to the public:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.  [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [ X ]

                             --------------------
                       CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED        PROPOSED
                                                                   MAXIMUM         MAXIMUM
                                                 AMOUNT           OFFERING        AGGREGATE         AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO             TO BE           PRICE PER       OFFERING        REGISTRATION
             BE REGISTERED                     REGISTERED          UNIT(2)        PRICE(2)             FEE
 ------------------------------------          ----------         ---------       ---------       ------------
Debt Securities and Warrants to
 purchase Debt Securities ................  $2,000,000,000(1)       100%       $2,000,000,000      $689,660.00

(1) Aggregate principal amount may be greater in order to compensate for original issue discount. Debt Securities and Warrants may be denominated in U.S. Dollars or the equivalent in foreign currency or foreign currency units.

(2) Estimated solely for the purpose of determining the registration fee.

                             --------------------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO REGISTRATION STATEMENT NO. 33-47424, PREVIOUSLY FILED BY THE REGISTRANT. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-47424 AND SUCH AMENDMENT SHALL BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

                             --------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION--OCTOBER  11, 1994

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October  , 1994)
$2,585,000,000

JOHNSON & JOHNSON

MEDIUM-TERM NOTES, SERIES C
DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE

Johnson & Johnson (the "Company") may from time to time offer its Medium-Term Notes, Series C (the "Notes"), with an aggregate initial public offering price or purchase price of up to $2,585,000,000, or the equivalent thereof in other currencies or currency units, subject to reduction as a result of the sale of other Debt Securities and Warrants to purchase Debt Securities of the Company. The Notes will be offered at varying maturities from 9 months to 30 years from their dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity. Each Note will be denominated in U.S. dollars or in other currencies or currency units (the "Specified Currency") as set forth in a pricing supplement (the "Pricing Supplement") to this Prospectus Supplement. See "Important Currency Information" and "Currency Risks." Each Note will bear interest at either a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or a floating rate (a "Floating Rate Note") as set forth in the applicable Pricing Supplement. See "Description of Notes."

The Notes may be issued as Currency Indexed Notes, the principal amount of which, payable at maturity, and/or the interest, payable on each interest payment date and at maturity, is determined by the difference between the Specified Currency and another currency or currency unit or as Other Indexed Notes, the principal amount of which, payable at maturity, and/or the interest, payable on each interest payment date and at maturity, is determined by reference to one or more equity or other indices and/or formulae or the price of one or more specified commodities or by other methods or formulae specified in the applicable Pricing Supplement. See "Description of Notes--Currency Indexed Notes" and "Description of Notes--Other Indexed Notes."

Each Note will be issued in fully registered form and will be represented by either the master security (a "Book-Entry Note") registered in the name of a nominee of The Depository Trust Company ("DTC") or another depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the "Depositary"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. See "Description of Notes--Book-Entry System." The Notes will be issued in the denomination of $1,000 or any larger amount that is an integral multiple of $1,000 or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, in the denominations set forth in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note will accrue from its date of issue and will be payable either semiannually on each May 15 and November 15 or annually on each July 15, and at maturity. Interest on each Floating Rate Note will accrue from its date of issue and will be payable monthly, quarterly, semiannually, annually or otherwise as specified in the applicable Pricing Supplement, and at maturity.


The Specified Currency, any applicable interest rate or formula, the issue price, the maturity date, any interest payment dates, any redemption and repayment provisions, whether such Note is a Currency Indexed Note or Other Indexed Note, whether such Note will be a Book-Entry Note or a Certificated Note and any other terms applicable to each Note will be established at the time of issuance of such Note and set forth in the applicable Pricing Supplement.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                     PRICE TO              AGENTS' DISCOUNTS AND           PROCEEDS TO
                                     PUBLIC(1)             COMMISSIONS(2)                  THE COMPANY(2)(3)
                                     ---------             --------------                  -----------------

Per Note .........................   100.000%              .125%-.750%                     99.875%-99.250%
Total(4)(5) ......................   $2,585,000,000        $3,231,250-$19,387,500          $2,581,768,750-$2,565,612,500

(1) Each Note will be sold at 100% of its principal amount except as may be provided in the applicable Pricing Supplement.

(2) The Company will pay a commission to Salomon Brothers Inc, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Morgan Stanley & Co. Incorporated, each as agent (collectively, the "Agents"), in the form of a discount, ranging from .125% to .750%, unless otherwise specified in the applicable Pricing Supplement, depending upon the maturity of the Note, of the principal amount of any Note sold through such Agent. The Company may also sell Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale to be determined by such Agent. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by such Agent. The Company may also sell Notes directly to purchasers on its own behalf, in which case no commission will be payable. The Company has agreed to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.


(3) Before deducting other expenses payable by the Company estimated to be approximately $1,494,000, including reimbursement of certain of the Agents' expenses.


(4) Or the equivalent thereof in other currencies or currency units.

(5) Subject to reduction as a result of the sale of other Debt Securities and Warrants to purchase Debt Securities of the Company.

The Notes are being offered on a continuous basis by the Company through the Agents, each of whom has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. In addition, Notes may be sold to the Agents, as principals, for resale to purchasers. The Company may also sell Notes directly to purchasers on its own behalf. The Company may use additional agents as it may designate from time to time, including ____________________________ (the "Reverse Inquiry Agent"), to solicit offers to purchase Notes. Such other agents, if any, will be named in the applicable Pricing Supplement. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent who solicits any offer may reject such offer in whole or in part. See "Plan of Distribution."

SALOMON BROTHERS INC
                             MERRILL LYNCH & CO.
                                                          MORGAN STANLEY & CO.
                                                               INCORPORATED

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS  OCTOBER     , 1994.

     This Prospectus Supplement contains brief summaries of certain documents incorporated by reference in the accompanying Prospectus. Such summaries are qualified in their entirety by the detailed information contained in the incorporated documents.


                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities (as such term is used in the accompanying Prospectus) set forth under the heading "Description of Debt Securities" in the Prospectus, to which description reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement. Capitalized terms not defined herein or in the Prospectus have the meanings specified in the Indenture and/or the Notes.

General

     The Notes constitute a single series and are to be issued under the Indenture dated as of September 15, 1987 between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), as amended by a First Supplemental Indenture dated as of September 1, 1990 (as amended, the "Indenture"). Certain provisions of the Indenture are summarized in this Prospectus Supplement, but the summaries included herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the Indenture.

     The Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of the Company.

     The Notes are limited to an aggregate initial public offering price or purchase price of up to $2,585,000,000 or the equivalent thereof in other currencies or currency units, subject to reduction as a result of the sale of other Debt Securities and Warrants to purchase Debt Securities of the Company. The U.S. dollar equivalent of Notes denominated in currencies or currency units other than U.S. dollars will be determined by the Exchange Rate Agent (as defined below), on the basis of the noon buying rate for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate"), for such currencies or currency units on the applicable issue dates. Unless otherwise indicated in the applicable Pricing Supplement, currency amounts in this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S.$").

     The Notes will be offered on a continuous basis and will mature on any Business Day (as defined below) from 9 months to 30 years from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity as set forth under "Redemption and Repayment." Each Note will be denominated in U.S. dollars or in such other currency or currency unit (the "Specified Currency") as is specified in the applicable Pricing Supplement. Each Note will bear interest at either (i) a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at an Issue Price (as defined below) representing a discount from the principal amount payable at maturity (a "Zero-Coupon Note"), or (ii) a floating rate (a "Floating Rate Note") determined by reference to the interest rate basis or combination of interest rate bases (the "Base Rate") specified in the applicable Pricing Supplement which may be adjusted by a Spread and/or Spread Multiplier (each as defined below).

     The Notes may be issued as Currency Indexed Notes, the principal amount of which, payable at maturity, and/or the interest payable on each Interest Payment Date (as defined below) and at maturity, will be determined by the difference between the Specified Currency and another currency or currency unit set forth in the applicable Pricing Supplement, or as Other Indexed Notes, the principal amount of which, payable at maturity, and/or the interest payable on each Interest Payment Date and at maturity, will be determined by reference to one or more equity or other indices and/or formulae or the price of one or more specified commodities or by other methods or formulae specified in the applicable Pricing Supplement. See "Currency Indexed Notes" and "Other Indexed Notes."

     Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth under "Book-Entry System," Book-Entry Notes will not be issuable in certificated form.

     The authorized denominations of Notes denominated in U.S. dollars will be $1,000 or any larger amount that is an integral multiple of $1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be set forth in the applicable Pricing Supplement.

     "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York; (ii) if the Note is denominated in a Specified Currency other than U.S. dollars (a) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the Specified Currency (which in the case of European Currency Units ("ECU") shall be Brussels, Belgium) and (b) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency; and (iii) with respect to LIBOR Notes (as defined below), a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Original Issue Discount Note" means (i) a Note, including any Zero-Coupon Note, that has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its stated redemption price at maturity multiplied by the number of full years from the Original Issue Date to the Stated Maturity Date (each as defined below) for such Note and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

     The Pricing Supplement relating to each Note will describe the following terms: (i) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations); (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (iii) the date on which such Note will be issued (the "Original Issue Date"); (iv) the date on which such Note will mature (the "Stated Maturity Date") and whether the Stated Maturity Date may be extended by the Company, and if so, the Final Maturity Date (as defined below); (v) whether such Note is a Fixed Rate Note or a Floating Rate Note; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the interest payment date or dates and whether such rate may be changed by the Company prior to the Stated Maturity Date; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread, if any, the Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such Spread or Spread Multiplier may be changed by the Company prior to the Stated Maturity Date; (viii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (ix) whether such Note is a Currency Indexed Note or an Other Indexed Note; (x) if such Note is a Currency Indexed Note, the Specified Currency, the Indexed Currency, the Face Amount, the Base Exchange Rate, the Base Interest Rate, if any, the Determination Agent and the Reference Dealers (all as defined below) relating to such Currency Indexed Note and certain other information relating to Currency Indexed Notes; (xi) if such Note is an Other Indexed Note, the method by which the amount of principal payable at the Stated Maturity Date and/or the interest payable on each Interest Payment Date and at the Stated Maturity Date shall be determined and other information relating to Other Indexed Notes; (xii) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to the Stated Maturity Date and, if so, the provisions relating to such redemption or repayment; (xiii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (xiv) any other terms of such Note not inconsistent with the provisions of the Indenture.

Payment of Principal and Interest

     The principal of and any premium and interest on each Note are payable by the Company in U.S. dollars, unless otherwise specified in the applicable Pricing Supplement. If the Specified Currency for a Note is other than U.S. dollars, the Company will, unless otherwise specified in the applicable
Pricing Supplement, appoint an agent (initially Harris Trust and Savings Bank) (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph and to perform such conversion on behalf of the Company. Notwithstanding the foregoing, the holder of a Note denominated in a Specified Currency other than U.S. dollars may (if the Note or the applicable Pricing Supplement so indicates) elect to receive all such payments in the Specified Currency by delivery of a written request to the Trustee, 111 West Monroe Street, Chicago, Illinois 60690, which must be received by the Trustee on or prior to the applicable Record Date (as defined below) or at least 15 calendar days prior to maturity or earlier redemption or repayment, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Trustee, but the Trustee must receive written notice of any such change on or prior to the applicable Record Date or at least 15 calendar days prior to maturity or earlier redemption or repayment, as the case may be. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be conclusive for all purposes and binding on the Company and the holders of Notes. Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a paying agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed the Trustee and Harris Trust Company of New York as Paying Agents. An office of a Paying Agent in The City of New York for all purposes relating to the Notes (the "Notes Office") is located at the date hereof at 77 Water Street, New York, New York 10005.

     Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note denominated in a Specified Currency other than U.S. dollars, unless the holder has elected otherwise, payment in respect of such Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency on which payments are to be made in U.S. dollars. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described below under "Currency Risks--Payment Currency." All currency exchange costs will be borne by the holders of such Notes by deductions from such payments.

Unless otherwise specified in the applicable Pricing Supplement, payments in U.S. dollars of interest on Certificated Notes (other than interest payable at maturity or upon earlier redemption or repayment) will be made by mailing a check to the holder at the address of such holder appearing on the security register for the Notes on the applicable Record Date. Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by any holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Trustee, as provided above), such holder shall provide appropriate payment instructions to the Paying Agent, and all such payments of interest will be made in immediately available funds to an account maintained by the payee denominated in the Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, payments of principal, premium, if any, and interest on the Certificated Notes will be made, if at maturity or upon earlier redemption, then on the maturity date or the date fixed for redemption, as applicable, upon surrender of the Notes accompanied by appropriate wire instructions at the Notes Office, and if upon repayment prior to maturity, then on the applicable date for repayment, provided the holder shall have complied with the requirements for repayment set forth herein and in the Notes. See "Redemption and Repayment." All such payments shall be made in immediately available funds, provided that the Certificated Notes to be paid are presented to the Notes Office in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Beneficial owners of Book-Entry Notes will be paid in accordance with the Depositary's and its participants' procedures in effect from time to time as described under "Book-Entry System" below.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described in the Prospectus under "Description of Debt Securities--Events of Default," the amount of principal due and payable with respect to such Note shall be the Amortized Face Amount of such Note as of the date of such declaration. The "Amortized Face Amount" of an Original Issue Discount Note shall be an amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference, if any, between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

The record date (the "Record Date") with respect to any Interest Payment Date shall be the date (whether or not a Business Day) 15 calendar days (unless otherwise specified in the applicable Pricing Supplement) immediately preceding such Interest Payment Date. Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date immedi-ately preceding such Interest Payment Date; provided, however, that unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any Note with an Original Issue Date between a Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered holder on such next succeeding Record Date; and provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from such calculation on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

Fixed Rate Notes

     Each Fixed Rate Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or payment thereof is duly provided for, except as described below under "Subsequent Interest Periods" and "Extension of Maturity." The Pricing Supplement relating to each Fixed Rate Note will indicate whether interest on such Fixed Rate Note will be payable semiannually each May 15 and November 15 or annually each July 15 (each an "Interest Payment Date") and at maturity or upon earlier redemption or repayment. Each payment of interest in respect of an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Stated Maturity Date (or the date of redemption or repayment) of a Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Stated Maturity Date (or the date of redemption or repayment), as the case may be.

Floating Rate Notes

     Each Floating Rate Note will bear interest from its Original Issue Date at rates determined by reference to the Base Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any (each as specified in the applicable Pricing Supplement), until the principal thereof is paid or payment thereof is duly provided for. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period (the "Maximum Interest Rate") and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period (the "Minimum Interest Rate"). The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (b) LIBOR (a "LIBOR Note"), (c) the Treasury Rate (a "Treasury Rate Note"), (d) the CMT Rate (a
"CMT Rate Note"), (e) the CD Rate (a "CD Rate Note"), (f) the Federal Funds Rate (a "Federal Funds Rate Note"), (g) the Prime Rate (a "Prime Rate Note") or (h) such other Base Rate or interest rate formula as is specified in the applicable Pricing Supplement.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually, annually or otherwise (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset daily, each Business Day, in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as hereinafter provided); and in the case of all other Floating Rate Notes, the first day of each Interest Payment Period. Unless otherwise specified in the applicable Pricing Supplement, in the case of Floating Rate Notes that reset daily or weekly, if the Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day. Unless otherwise specified in the applicable Pricing Supplement, in the case of Floating Rate Notes that reset daily or weekly, the Interest Reset Period shall be from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, and including, the Record Date immediately preceding the applicable Interest Payment Date, and the interest rate for each day following the Record Date to, but excluding, the Interest Payment Date, shall be the rate in effect on such Record Date.

     Interest on each Floating Rate Note will be payable monthly, quarterly, semiannually, annually or as specified in the applicable Pricing Supplement (the "Interest Payment Period"). Except as provided below or in the applicable Pricing Supplement, the date or dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a semiannual Interest Payment Period, the third Wednesday of each of the two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Payment Period, the third Wednesday of the month specified in the applicable Pricing Supplement.

     If any Interest Payment Date for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day with respect to such LIBOR Note. If the Stated Maturity Date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Stated Maturity Date (or the date of redemption or repayment). Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that at the Stated Maturity Date the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Stated Maturity Date.

     Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes (other than Treasury Rate Notes or CMT Rate Notes), or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum Interest Rate or Minimum Interest Rate limitation referred to above and to any adjustment by a Spread and/or Spread Multiplier referred to above; provided, however, that (a) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth in the applicable Pricing Supplement will be the "Initial Interest Rate" specified in the applicable Pricing Supplement and (b) the interest rate in effect for the 10 calendar days immediately prior to maturity (or earlier redemption or repayment) will be that in effect on the tenth calendar day preceding such maturity (or earlier redemption or repayment).

     Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for Commercial Paper Rate Notes, CD Rate Notes, Federal Funds Rate Notes, CMT Rate Notes and Prime Rate Notes will be such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face of such Note are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the

Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", where applicable, pertaining to an Interest Determination Date is the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, Harris Trust and Savings Bank shall be the calculation agent (in such capacity, the "Calculation Agent") with respect to Floating Rate Notes. Upon request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

     "Index Maturity" is the particular maturity of the type of instrument or obligation from which a Base Rate is calculated.

Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of such Board ("H.15(519)"), under the heading "Commercial Paper." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such

Interest Determination Date, then the Commercial Paper Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on the Business Day immediately preceding such Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                 D X 360
         Money Market Yield = ------------- X 100
                              360 - (D X M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR Notes


    LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in such LIBOR Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

     (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"),

LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m. London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or
(b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:OO a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center (which may include affiliates of the Agents) selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to United States dollars, Deutsche Marks, Dutch Guilders, Italian Lire, Swiss Francs and ECU's, the Principal Financial Center shall be the City of New York, Frankfurt, Amsterdam, Milan, Zurich and Brussels, respectively.


Treasury Rate Notes

     Each Treasury Rate Note will bear interest at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States

("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, if such rate is not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate shall be the auction average rate (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise made available by the United States Department of the Treasury. If the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or made available as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held in a particular week (or on the preceding Friday, if applicable), then the Treasury Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on the Business Day immediately preceding such Interest Determination Date.

CMT Rate Notes

     CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed for the Index Maturity designated in such CMT Rate Note on Telerate Page 7055 for "Daily Treasury Constant Maturities and Money Markets/Federal Reserve Board Release H.15 Monday's Approx. 3:45 p.m. EDT," for the applicable Interest Determination Date (or such other page as may replace that page on such service for the purpose of displaying rates or prices comparable to the CMT Rate, as determined by the Calculation Agent). If such rate is not available by 3:00 p.m., New York City time, on the applicable Calculation Date, then the CMT Rate for such Interest Determination Date shall be the bond equivalent yield to maturity of the arithmetic mean (as calculated by the Calculation Agent) of the secondary market bid rates, as of 3:00 p.m., New York City time, on the applicable Interest Determination Date, reported, according to their written records, by three leading primary United States goverment securities dealers in The City of New York (each, a "Reference Dealer") selected by the Calculation Agent, for the most recently issued direct noncallable fixed rate Treasury Bills with an original maturity approximately equal to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the CMT Rate for such Interest Determination Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined shall be the Initial Interest Rate).


CD Rate Notes


     Each CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.


     Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "CDs (Secondary Market)" or, if such rate is not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate shall be the rate on that Interest Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading
"Certificates of Deposit." If such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on the Business Day immediately preceding such Interest Determination Date.

Federal Funds Rate Notes


     Each Federal Funds Rate Note will bear interest at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if such rate is not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate shall be the rate on that Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 a.m., New York City time, on that Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on the Business Day immediately preceding such Interest Determination Date.

Prime Rate Notes


     Each Prime Rate Note will bear interest at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Prime Rate" means, with respect to any Interest Determination Date, the rate on such date for the prime lending rate as published in H.15(519) under the heading "Bank Prime Loan," or if such rate is not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Prime Rate shall be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rates as in effect for that Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for such Interest Determination Date, the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of the prime rate quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate shall be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on the Business Day immediately preceding such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Currency Indexed Notes

  General

     The Company may from time to time offer Notes ("Currency Indexed Notes"), the principal amount of which payable at the Stated Maturity Date and/or the interest payable on each Interest Payment Date and at the Stated Maturity Date, is determined by the rate of exchange between the Specified Currency and the other currency or currency unit specified as the Indexed Currency (the "Indexed Currency") in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, holders of Currency Indexed Notes will be entitled to receive a principal amount in respect of such Currency Indexed Notes exceeding the amount designated as the face amount in respect of such Currency Indexed Notes in the applicable Pricing Supplement (the "Face Amount") if, at the Stated Maturity Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Specified Currency, in the applicable Pricing Supplement (the "Base Exchange Rate"), and will be entitled to receive a principal amount in respect of such Currency Indexed Notes less than the Face Amount of such Currency Indexed Notes, if, at the Stated Maturity Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, each case determined as described below under "Payment of Principal and Interest." Information as to the relative historical value of the applicable Specified Currency against the applicable Indexed Currency, any exchange controls applicable to such Specified Currency or Indexed Currency and the tax consequences to holders will be set forth in the applicable Pricing Supplement. See "Currency Risks."

     Unless otherwise specified in the applicable Pricing Supplement, the term "Exchange Rate Day" shall mean any day which is a Business Day in The City of New York and (i) if the Specified Currency or Indexed Currency is any currency or currency unit other than the U.S. dollar or the ECU, a Business Day in the Principal Financial Center of the country of such Specified Currency or Indexed Currency, or (ii) in the case of the ECU, a day which is not a non-ECU clearing day as determined by the ECU Banking Association in Paris.

  Payment of Principal and Interest

     Unless otherwise specified in the applicable Pricing Supplement, all payments of interest will be converted into and payable by the Company in U.S. dollars based on the Face Amount of the Currency Indexed Notes and at the rate and times and in the manner set forth herein and in the applicable Pricing Supplement, except for payments to holders entitled to elect to receive such payments in the Specified Currency who make such an election.

     Unless otherwise specified in the applicable Pricing Supplement, principal of a Currency Indexed Note will be converted into and payable by the Company in U.S. dollars (except as aforesaid) at the Stated Maturity Date in an amount equal to the Face Amount of the Currency Indexed Note, plus or minus an amount determined by the determination agent specified in the applicable Pricing Supplement (the "Determination Agent") by reference to the difference between the Base Exchange Rate and the rate at which the Specified Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day (the "Determination Date") prior to the Stated Maturity Date of such Currency Indexed Note by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency obtained by the Determination Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 a.m., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of such Currency Indexed Note multiplied by the Base Exchange Rate, for settlement on the Stated Maturity Date (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Specified Currency, is hereafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. The principal amount of the Currency Indexed Notes determined by the Determination Agent to be payable at the Stated Maturity Date will be payable to the holders thereof in the manner set forth herein and in the applicable Pricing Supplement. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable Pricing Supplement or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Reference Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable at the Stated Maturity Date thereof shall be final and binding on the Company and the holders of such Currency Indexed Notes.

     Unless otherwise specified in the applicable Pricing Supplement, on the basis of the aforesaid determination by the Determination Agent and the formulae and limitations set forth below, (i) if the Base Exchange Rate equals the Spot Rate for any Currency Indexed Note, then the principal amount of such Currency Indexed Note payable at the Stated Maturity Date would be equal to the Face Amount of such Currency Indexed Note; (ii) if the Spot Rate exceeds the Base Exchange Rate (i.e., the Specified Currency has appreciated against the Indexed Currency during the term of the Currency Indexed Note), then the principal amount so payable would be greater than the Face Amount of such

Currency Indexed Note up to an amount equal to twice the Face Amount of such Currency Indexed Note; (iii) if the Spot Rate is less than the Base Exchange Rate (i.e., the Specified Currency has depreciated against the Indexed Currency during the term of the Currency Indexed Note) but is greater than one-half of the Base Exchange Rate, then the principal amount so payable would be less than the Face Amount of such Currency Indexed Note; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of the Currency Indexed Note would be payable at the Stated Maturity Date.

     Unless otherwise specified in the applicable Pricing Supplement, the formulae to be used by the Determination Agent to determine the principal amount of a Currency Indexed Note payable at the Stated Maturity Date will be as follows:

     If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of a Currency Indexed Note payable at the Stated Maturity Date shall equal:
                                      Spot Rate - Base Exchange Rate
         Face Amount + (Face Amount X ------------------------------).
                                               Spot Rate

     If the Base Exchange Rate exceeds the Spot Rate, the principal amount of a Currency Indexed Note payable at the Stated Maturity Date (which shall, in no event, be less than zero) shall equal:

                                      Base Exchange Rate - Spot Rate
         Face Amount - (Face Amount X ------------------------------).
                                               Spot Rate

     If the formulae set forth above are applicable to a Currency Indexed Note, the maximum principal amount payable at the Stated Maturity Date in respect of such a Currency Indexed Note would be an amount equal to twice the Face Amount and the minimum principal amount payable would be zero.

     Unless otherwise specified in the applicable Pricing Supplement, in the event of any redemption or repayment of a Currency Indexed Note prior to its Stated Maturity Date, the term "Stated Maturity Date" used above would refer to the redemption or repayment date of such Currency Indexed Note.

     Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Currency Indexed Notes. Such Currency Indexed Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions. See "Currency Risks--Exchange Rates and Exchange Controls."

Other Indexed Notes

     The Company may from time to time offer Notes ("Other Indexed Notes"), other than Currency Indexed Notes, the principal amount of which payable at maturity and/or the interest thereon may be determined by reference to one or more equity or other indices and/or formulae or the price of one or more specified commodities or by such other methods or formulae as may be specified by the Company in the applicable Pricing Supplement. The Pricing Supplement relating to an Other Indexed Note will describe, as applicable, the method by which the amount of principal and interest payable in respect of such Other Indexed Note will be determined, certain special tax consequences to holders of such Other Indexed Notes, certain risks associated with investments in such Other Indexed Notes and other information relating to such Other Indexed Notes.

CERTAIN INVESTMENT CONSIDERATIONS OF INDEXED NOTES

     AN INVESTMENT IN CURRENCY INDEXED NOTES AND OTHER INDEXED NOTES (COLLECTIVELY, "INDEXED NOTES") INDEXED, AS TO PRINCIPAL OR INTEREST OR BOTH, TO ONE OR MORE VALUES OF CURRENCIES (INCLUDING EXCHANGE RATES BETWEEN CURRENCIES), COMMODITIES OR INTEREST RATE INDICES ENTAILS SIGNIFICANT RISKS THAT ARE NOT ASSOCIATED WITH SIMILAR INVESTMENTS IN A CONVENTIONAL FIXED-RATE DEBT SECURITY. IF THE INTEREST RATE OF SUCH AN INDEXED NOTE IS SO INDEXED, IT MAY RESULT IN AN INTEREST RATE THAT IS LESS THAN THAT PAYABLE ON A CONVENTIONAL FIXED-RATE DEBT SECURITY ISSUED AT THE SAME TIME, INCLUDING THE POSSIBILITY THAT NO INTEREST WILL BE PAID, AND, IF THE PRINCIPAL AMOUNT OF SUCH AN INDEXED NOTE IS SO INDEXED, THE PRINCIPAL AMOUNT PAYABLE AT MATURITY MAY BE LESS THAN THE ORIGINAL PURCHASE PRICE OF SUCH INDEXED NOTE IF ALLOWED PURSUANT TO THE TERMS OF SUCH INDEXED NOTE, INCLUDING THE POSSIBILITY THAT NO PRINCIPAL WILL BE PAID. THE

SECONDARY MARKET FOR SUCH INDEXED NOTES WILL BE AFFECTED BY A NUMBER OF FACTORS, INDEPENDENT OF THE CREDITWORTHINESS OF THE COMPANY AND THE VALUE OF THE APPLICABLE CURRENCY, COMMODITY OR INTEREST RATE INDEX, INCLUDING THE VOLATILITY OF THE APPLICABLE CURRENCY, COMMODITY OR INTEREST RATE INDEX, THE TIME REMAINING TO THE MATURITY OF SUCH INDEXED NOTES, THE AMOUNT OUTSTANDING OF SUCH INDEXED NOTES AND MARKET INTEREST RATES. THE VALUE OF THE APPLICABLE CURRENCY, COMMODITY OR INTEREST RATE INDEX DEPENDS ON A NUMBER OF INTERRELATED FACTORS, INCLUDING ECONOMIC, FINANCIAL AND POLITICAL EVENTS, OVER WHICH THE COMPANY HAS NO CONTROL. ADDITIONALLY, IF THE FORMULA USED TO DETERMINE THE PRINCIPAL AMOUNT OR INTEREST PAYABLE WITH RESPECT TO SUCH INDEXED NOTES CONTAINS A MULTIPLE OR LEVERAGE FACTOR, THE EFFECT OF ANY CHANGE IN THE APPLICABLE CURRENCY, COMMODITY OR INTEREST RATE INDEX WILL BE INCREASED. THE HISTORICAL EXPERIENCE OF THE RELEVANT CURRENCIES, COMMODITIES OR INTEREST RATE INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE OF SUCH CURRENCIES, COMMODITIES OR INTEREST RATE INDICES DURING THE TERM OF ANY INDEXED NOTE. THE CREDIT RATINGS ASSIGNED TO THE COMPANY'S MEDIUM-TERM NOTE PROGRAM ARE A REFLECTION OF THE COMPANY'S CREDIT STATUS, AND, IN NO WAY, ARE A REFLECTION OF THE POTENTIAL IMPACT OF THE FACTORS DISCUSSED ABOVE, OR ANY OTHER FACTORS, ON THE MARKET VALUE OF THE INDEXED NOTES. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISK ENTAILED BY AN INVESTMENT IN SUCH INDEXED NOTES AND THE SUITABILITY OF SUCH INDEXED NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

     There will be no adjustment or change in the terms of Currency Indexed Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable currency unit.

Subsequent Interest Periods

     The Pricing Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, and, if so, (i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Reset Date") and (ii) the basis or formula, if any, for such resetting.

     The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the holder of such Note a notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity Date of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, in either case provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note.

     If the Company elects to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the holder of such Note may, if provided for in the applicable Pricing Supplement, have the option to elect repayment of such Note by the Company on any Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

Extension of Maturity

     The Pricing Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity Date of such Note for one or more whole year periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement and the basis or formula, if any, for setting the interest rate or the Spread and/or Spread Multiplier, as the case may be, applicable to any such Extension
Period.

     The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity Date of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). No later than 40 days prior to the Original Stated Maturity Date, the Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, first class, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity Date of such Note, (ii) the new Stated Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the holder of a Note, the Stated Maturity Date of such Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.

     If the Company elects to extend the Stated Maturity Date of a Note, the holder of such Note may, if provided for in the applicable Pricing Supplement, have the option to elect repayment of such Note by the Company on the Original Stated Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity Date and except that a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity Date.


Redemption and Repayment

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to maturity or that such Note will be redeemable at the option of the Company on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days notice. If less than all of the Notes having the same terms (except as to principal amount and date of issuance) are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to maturity or that such Note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

     In order for a Note to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (a) appropriate wire instructions and (b) either (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the holder of a Note shall be irrevocable, except as otherwise provided under "Subsequent Interest Periods" and "Extension of Maturity." The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

     If a Note is represented by the Master Security (as defined below), the Depositary's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the Direct Participant or Indirect Participant (as such terms are defined below) through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the Direct or Indirect Participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity Date shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be.

Repurchase

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

Book-Entry System

     Upon issuance, all Book-Entry Notes will be represented by a single master security (the "Master Security"). The Master Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee. Book-Entry Notes will not be exchangeable for Certificated Notes at the option of the holder and, except as set forth below, will not otherwise be issuable in definitive form. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depositary. Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in a Specified Currency will not be issuable in book-entry form. To the extent Book-Entry Notes are denominated in a Specified Currency, DTC has elected to have payments of principal and interest on such Notes made in U.S. dollars unless notified by any of its Participants (as defined below) through which an interest in such Notes is held that it elects to receive such payment of principal or interest in a Specified Currency.

     DTC has advised the Company and the Agents as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Book-Entry Notes under the DTC system must be made by or through Direct Participants. Upon the issuance by the Company of Book-Entry Notes represented by the Master Security, the Depositary will credit, on its book-entry system, the respective principal amounts of the Book-Entry Notes represented by the Master Security to the accounts of Participants. The accounts to be credited shall be designated by the Agents or underwriters of such Book-Entry Notes, by certain other agents of the Company or by the Company if such Book-Entry Notes are offered and sold directly by the Company. The ownership interest of each actual purchaser of each Note (a "Beneficial Owner") will be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are expected to be effected by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except as set forth below. To facilitate subsequent transfers, all Notes deposited by Participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. will not effect any change in beneficial ownership. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in Book-Entry Notes represented by the Master Security.

     So long as the Depositary for the Master Security, or its nominee, is the registered owner of the Master Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Master Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Notes represented by the Master Security will not be entitled to have Book-Entry Notes represented by such Master Security registered in their names, will not receive or be entitled to receive physical delivery of Book-Entry Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Unless and until it is exchanged in whole or in part for individual certificates evidencing the Book-Entry Notes represented thereby, the Master Security may not be transferred except as a whole by the Depositary for the Master Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The Company expects that conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. In addition, neither DTC nor Cede & Co. will consent or vote with respect to Notes. The Company has been advised that DTC's usual procedure is to mail an omnibus proxy to the Company as soon as possible after the record date with respect to such consent or vote. The omnibus proxy would assign Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on such record date (identified in a listing attached to the omnibus proxy).

     Payments of principal of and interest, if any, on the Book-Entry Notes represented by the Master Security registered in the name of the Depositary or its nominee will be made by the Company through the Paying Agent to the Depositary or its nominee, as the case may be, as the registered owner of the Master Security. Neither the Company, the Trustee, any Paying Agent nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Master Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been advised that DTC will credit the accounts of Direct Participants with payment in amounts proportionate to their respective holdings in principal amount of interest in the Master Security as shown on the records of DTC. The Company has been advised that DTC's practice is to credit Direct Participants' accounts on the applicable payment date unless DTC has reason to believe that it will not receive payment on such date. The Company expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers. Such payments will be the responsibility of such Participants.

     The Company may at any time and in its sole discretion determine not to use the Depositary's book-entry system with respect to the Master Security and elect to use Global Securities, as described in the following sentence. In such event, upon issuance, all Book-Entry Notes having the same Specified Currency, Original Issue Date, Stated Maturity Date, reset, extension, redemption and repayment provisions, Interest Payment Period, Interest Payment Dates, Record Dates, and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, Base Rate, Initial Interest Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread and/or Spread Multiplier, if any, Maximum Interest Rate, if any, and Minimum Interest Rate, if any, and in the case of Fixed Rate Notes or Floating Rate Notes that are also Currency Indexed Notes, Specified Currency, Indexed Currency, Face Amount and Base Exchange Rate or that are also Other Indexed Notes, the same terms, would be represented by a single global security (a "Global Security"). Each Global Security representing Book-Entry Notes would be deposited with, or on behalf of, DTC or such other Depositary as is specified in the applicable Pricing Supplement, and registered in the name of the Depositary or its nominee.

     If the Depositary with respect to the Master Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for the Book-Entry Notes represented by the Master Security. In addition, the Company may at any time and in its sole discretion determine not to use the Depositary's book-entry system, and, in such event, will issue Certificated Notes in exchange for the Book-Entry Notes represented by the Master Security.

                        IMPORTANT CURRENCY INFORMATION

     Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for Notes in the Specified Currency in immediately available funds. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies or currency units and vice versa, and it is believed that only a limited number of U.S. banks offer foreign currency checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other date as determined by such Agent. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

     For purposes of determining whether the holders of the requisite principal amount of outstanding Debt Securities have taken or authorized any action under the Indenture, the principal amount of a Note denominated in a Specified Currency other than the U.S. dollar at any time outstanding shall be deemed to be the U.S. dollar equivalent, determined on the basis of the Market Exchange Rate as of the date of the original issuance of such Note, of the principal amount of such Note.

                                CURRENCY RISKS

Exchange Rates and Exchange Controls

     An investment in a Note denominated in a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including any currency unit) in which a purchaser conducts its primary business (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on factors over which the Company has no control, such as economic, financial, political and military events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency in which a Note is denominated against the relevant home currency would result in a decrease in the effective home currency-equivalent yield of such Note below its coupon rate and in certain circumstances could result in a loss to the investor on a home currency basis.

     Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. National governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. Sovereign governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Notes that are denominated in a foreign currency or currency unit is that their U.S. dollar equivalent yields could be affected by governmental actions which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a Specified Currency for making payments with respect to a Note. There can be no assurances that exchange controls will not restrict or prohibit payments in any currency or currency unit. Even if there are no actual exchange controls, it is possible that on a payment date with respect to any particular Note, the Specified Currency for such Note would not be available to the Company to make payments then due. In that event, the Company will make such payments in the manner set forth under "Payment Currency."

     THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY (INCLUDING ANY CURRENCY UNIT) OTHER THAN A PROSPECTIVE PURCHASER'S HOME CURRENCY OR OF AN INVESTMENT IN CURRENCY INDEXED NOTES. THE COMPANY BELIEVES THAT THESE RISKS ARE POTENTIALLY TOO VARIABLE TO ASCERTAIN AND DESCRIBE WITH ANY REASONABLE DEGREE OF CERTAINTY AND THAT PREPARATION OF A LIST OF EVERY POTENTIAL MATERIAL RISK, INCORPORATING EVERY ECONOMIC, FINANCIAL, POLITICAL AND MILITARY CIRCUMSTANCE, AMONG OTHER THINGS, WOULD BE IMPRACTICAL. PROSPECTIVE PURCHASERS SHOULD THEREFORE CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY (INCLUDING ANY CURRENCY UNIT) OTHER THAN THEIR PARTICULAR HOME CURRENCY OR BY AN INVESTMENT IN CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Unless otherwise provided, Notes denominated in a Specified Currency other than the U.S. dollar or the ECU will not be sold in, or to residents of, the country of the Specified Currency in which such Notes are denominated. The information set forth in this Prospectus Supplement, any Pricing Supplement and the accompanying Prospectus is directed to prospective purchasers who are United States residents. The Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of or interest on Notes. Such persons should consult their own legal and financial advisors with regard to such matters.

     The Pricing Supplement relating to each Note denominated in a Specified Currency other than U.S. dollars or any Currency Indexed Note will contain information concerning relevant historical exchange rates for the applicable Specified Currency and/or Indexed Currency, as the case may be, a description of such currency or currencies and any exchange controls affecting such currency or currencies. The information therein concerning exchange rates and exchange controls, if any, is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in exchange rates or of exchange controls that may be imposed in the future. The Company disclaims any responsibility to advise prospective purchasers of changes in such exchange rates or exchange controls after the date of any such Pricing Supplement.

Payment Currency

     Except as set forth below, if payment on a Note is required to be made in a Specified Currency other than U.S. dollars and on a payment date with respect to such Note such currency or currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or currency unit or for the settlement of transactions by public institutions of or within the international banking community, then all such payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in such foreign currency or currency unit shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the basis of the most recently available Market Exchange Rate for such currency or currency unit, or as otherwise specified in the applicable Pricing Supplement.

     If payment on a Note is required to be made in ECU and on a payment date with respect to such Note ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all such payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise indicated in the applicable Pricing Supplement. Market Exchange Rates may fluctuate during the two Business Days prior to the date on which payment is due. Such fluctuations may adversely or favorably impact holders of such Notes.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or in the applicable Pricing Supplement that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes and the Company, and the Exchange Rate Agent shall have no liability therefor.

     Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in a Specified Currency other than U.S. dollars will provide that, in the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on such Notes shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Specified Currency representing the amount of such obligations immediately before such redenomination.

Foreign Currency Judgments

     The Notes will be governed by and construed in accordance with the laws of the State of New York. A judgment for money damages by courts (whether state or Federal) in the United States, including a money judgment based on an obligation expressed in a foreign currency or currency unit, will ordinarily be rendered only in U.S. dollars. New York statutory law provides, however, that in an action based on an obligation denominated in a currency other than U.S. dollars a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. It is not known whether the foregoing New York statutory law would be applied (a) in any action based on an obligation denominated in a currency unit or (b) by a Federal court sitting in the State of New York.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal U.S. Federal tax consequences resulting from the beneficial ownership of Notes by certain persons. This summary does not purport to consider all the possible U.S. Federal tax conse-quences of the purchase, ownership or disposition of the Notes and is not intended to reflect the individual tax position of any beneficial owner. It deals only with Notes and currencies or composite currencies other than U.S. dollars ("Foreign Currency") held as capital assets. It does not deal with Currency Indexed Notes or Other Indexed Notes. Moreover, except as expressly indicated, it addresses initial purchasers and does not address beneficial owners with a special tax status or special tax situations, such as dealers in securities or currencies, Notes (or Foreign Currency) held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, or situations in which the functional currency of the beneficial owner is not the U.S. dollar. Except to the extent discussed below under "Non-U.S. Holders", this summary is not applicable to non-United States persons not subject to U.S. Federal income tax on their worldwide income. This summary is based upon the U.S. Federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the Notes or holders thereof. Persons considering the purchase of Notes should consult their own tax advisors concerning the application of the U.S. Federal tax laws to their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.

U.S. Holders

  Payments of Interest

     In general, interest on a Note, whether payable in U.S. dollars or a Foreign Currency (other than certain payments on a Discount Note, as defined and described below under "Original Issue Discount"), will be taxable to a beneficial owner who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to United States Federal income taxation on its worldwide income (a "U.S. Holder") as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. If an interest payment is denominated in or determined by reference to a Foreign Currency, then special rules, described below under "Foreign Currency Notes," apply.

  Original Issue Discount

     The following discussion summarizes the United States Federal income tax consequences to holders of Notes issued with original issue discount ("OID"). The basic rules for reporting OID are contained in the Internal Revenue Code of 1986, as amended (the "Code"). On February 4, 1994, the Treasury Department published final regulations (the "OID Regulations"), which expand and illustrate the rules provided by the Code.

     Special rules apply to OID on a Discount Note that is denominated in Foreign Currency. See "Foreign Currency Notes--Foreign Currency Discount Notes."

     General. A Note will be treated as issued with OID (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is greater than a de minimus amount (set forth in the Code and the OID Regulations). Generally, the issue price of a Note (or any Note that is part of an issue of Notes) will be the first price at which a substantial amount of Notes that are part of such issue of Notes are sold. Under the OID Regulations, the "stated redemption price at maturity" of a Note is the sum of all payments provided by the Note that are not payments of "qualified stated interest." A "qualified stated interest" payment includes any stated interest payment on a Note that is unconditionally payable at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments. The Pricing Supplement will state whether a particular issue of Notes will constitute an issue of Discount Notes.

     In general, if the excess of a Note's stated redemption price at maturity over its issue price is de minimis, then such excess constitutes "de minimis OID." Under the OID Regulations, unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, such a Note will not be treated as issued with OID (in which case the following paragraphs under "Original Issue Discount" will not apply) and a U.S. Holder of such Note will recognize capital gain with respect to such de minimis OID as stated principal payments on the Note are made. The amount of such gain with respect to each such payment will equal the product of the total amount of the Note's de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Notes.

     In certain cases, Notes that bear stated interest and are issued at par may be deemed to bear OID for Federal income tax purposes, with the result that the inclusion of interest in income for Federal income tax purposes may vary from the actual cash payments of interest made on such Notes, generally accelerating income for cash method taxpayers. Under the OID Regulations, a Note may be a Discount Note where, among other things, (i) a Note bearing interest at a floating rate (a "Floating Rate Note") provides for a maximum interest rate or a minimum interest rate that is reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly less, in the case of a maximum rate, or more, in the case of a minimum rate, than the expected yield determined without the maximum or minimum rate, as the case may be; (ii) a Floating Rate Note provides for significant front-loading or back-loading of interest; or (iii) a Note bears interest at a floating rate in combination with one or more other floating or fixed rates. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be a Discount Note. Unless specified in the applicable Pricing Supplement, Floating Rate Notes will not be Discount Notes.

     The Code and the OID Regulations provide rules that require a U.S. Holder of a Discount Note having a maturity of more than one year from its date of issue to include OID in gross income before the receipt of cash attributable to such income, without regard to the holder's method of accounting for tax purposes. The amount of OID includible in gross income by a U.S. Holder of a Discount Note is the sum of the "daily portions" of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which the U.S. Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Under the OID Regulations, accrual periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the U.S. Holder as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on the first day or final day of an accrual period.

     The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and the Discount Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any payments of qualified stated interest on the Discount Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of the first accrual period is the issue price and at the beginning of any accrual period thereafter is (x) the sum of the issue price of such Discount Note, the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or bond premium, which are discussed below), and the amount of any qualified stated interest on the Note that has accrued prior to the beginning of the accrual period but is not payable until a later date, less (y) any prior payments on the Discount Note that were not qualified stated interest payments. If a payment (other than a payment of qualified stated interest) is made on the first day of an accrual period, then the adjusted issue price at the beginning of such accrual period is reduced by the amount of the payment. If a portion of the initial purchase price of a Note is attributable to interest that accrued prior to the Note's issue date, the first stated interest payment on the Note is to be made within one year of the Note's issue date and such payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

     The OID Regulations contain certain special rules that generally allow any reasonable method to be used in determining the amount of OID allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of OID allocable to the final accrual period equal the excess of the amount payable at the maturity of the Note (other than any payment of qualified stated interest) over the Note's adjusted issue price as of the beginning of such final accrual period. In addition, if an interval between payments of qualified stated interest on a Note contains more than one accrual period, then the amount of qualified stated interest payable at the end of such interval is allocated pro rata (on the basis of their relative lengths) between the accrual periods contained in the interval.

     U.S. Holders of Discount Notes generally will have to include in income increasingly greater amount of OID over the life of the Notes.

     Acquisition Premium. A U.S. Holder that purchases a Note at its original issuance for an amount in excess of its issue price but less than its stated redemption price at maturity (any such excess being "acquisition premium"), and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount," is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder's purchase price for the Note over the issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's issue price. Alternatively, a U.S. Holder may elect to compute OID accruals as described under "Original Issue Discount--General" above, treating the U.S. Holder's purchase price as the issue price.

     Optional Redemption. If the Company has an option to redeem a Note, or the Holder has an option to cause a Note to be repurchased, prior to the Note's stated maturity, such option will be presumed to be exercised if, by utilizing any date on which such Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of such Note (the "redemption price") as the stated redemption price at maturity, the yield on the Note would be (i) in the case of an option of the Company, lower than its yield to stated maturity, or (ii) in the case of an option of the Holder, higher than its yield to stated maturity. If such option is not in fact exercised when presumed to be exercised, the Note would be treated solely for OID purposes as if it were redeemed or repurchased, and a new Note were issued, on the presumed exercise date for an amount equal to the Note's adjusted issue price on that date.

     Short-Term Notes. Under the Code, special rules apply with respect to OID on Notes that mature one year or less from the date of issuance ("Short-Term Notes"). In general, a cash basis U.S. Holder of a Short-Term Note is not required to include OID in income as it accrues for United States Federal Income tax purposes unless it elects to do so. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers, in securities and cash basis U.S. Holders who so elect, are required to include OID in income as it accrues on Short-Term Notes on either a straight-line basis or under the constant yield method (based on daily compounding), at the election of the U.S. Holder. In the case of a U.S. Holders not required and not electing to include OID in income currently, any gain realized on the sale or retirement of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to include OID on Short-Term Notes in income as it accrues will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realized.

     Any U.S. Holder of a Short-Term Note can elect to apply the rules in the preceding paragraph taking into account the amount of "acquisition discount," if any, with respect to the Note (rather than the OID with respect to such Note). Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the U.S. Holder's purchase price therefor. Acquisition discount will be treated as accruing on a ratable basis or, at the election of the U.S. Holder, on a constant-yield basis.

     For purposes of determining the amount of OID subject to these rules, the OID Regulations provide that no interest payments on a Short-Term Note are qualified stated interest, but instead such interest payments are included in the Short-Term Note's stated redemption price at maturity.

  Notes Purchased at a Premium

     Under the Code, a U.S. Holder that purchases a Note for an amount in excess of its principal amount will not be subject to the OID rules and may elect to treat such excess as "amortizable bond premium," in which case the amount of qualified stated interest required to be included in the U.S. Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and may not be revoked without the consent of the Internal Revenue Service ("IRS"). See also "Election to Treat All Interest as Original
Issue Discount."

  Notes Purchased at a Market Discount

     A Note, other than a Short-Term Note, will be treated as issued at a market discount (a "Market Discount Note") if the amount for which a U.S. Holder purchased the Note is less than the Note's issue price, subject to a de minimis rule similar to the rule relating to de minimis OID described under "Original Issue Discount--General."

     In general, any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing

U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Market discount accrues on a straight-line basis unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

     The market discount rules do not apply to a Short-Term Note.

  Election To Treat All Interest as Original Issue Discount.

     Any U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "Original Issue Discount--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount acquisition discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

     In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing U.S. Holder and no payments on the Note will be treated as payments of qualified stated interest. This election is generally applicable only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a Note with amortizable bond premium, the electing U.S. Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by such electing U.S. Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

     If the election described above to apply the constant yield method to all interest on a Note is made with respect to a Market Discount Note, as defined above, then the electing U.S. Holder will be treated as having made the election discussed above under "Notes Purchased at a Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. Holder.

  Purchase, Sale and Retirement of the Notes

     A U.S. Holder's tax basis in a Note will generally be its U.S. dollar cost (which, in the case of a Note purchased with a foreign currency, will be the U.S. dollar value of the purchase price on the date of purchase), increased by the amount of any OID or market discount (or acquisition discount, in the case of a Short-Term Note) included in the U.S. Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis OID included in the U.S. Holder's income with respect to the Note, and reduced by the sum of
(i) the amount of any payments that are not qualified stated interest payments and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. A U.S. Holder generally will recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on the date of sale or retirement. Except to the extent described above under "Original Issue Discount--Short-Term Notes" or "Notes Purchased at a Market Discount" or below under "Foreign Currency Notes--Exchange Gain or Loss," and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

  Foreign Currency Notes

     Interest Payments. If an interest payment is denominated in or determined by reference to a Foreign Currency, the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Accrual basis U.S. Holders may determine the amount of income recognized with respect to such interest payment in accordance with either of two methods. Under the first method, the amount of income recognized will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) determined by reference to a Foreign Currency, an accrual basis U.S. Holder will recognize ordinary income or loss measured by the difference between such average exchange rate and the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Under the second method, an accrual basis U.S. Holder may elect to translate interest income into U.S. dollars at the spot exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year. Additionally, if a payment of interest is actually received within 5 business days of the last day of the accrual period or taxable year, an accrual basis U.S. Holder applying the second method may instead translate such accrued interest into U.S. dollars at the spot exchange rate in effect on the day of actual receipt (in which case no exchange gain or loss will result). Any election to apply the second method will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and may not be revoked without the consent of the IRS.

     Exchange of Amounts in Other than U.S. Dollars. Foreign Currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement, as the case may be. Foreign Currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the Foreign Currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a Foreign Currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

     Foreign Currency Discount Notes. OID for any accrual period on a Discount Note that is denominated in a Foreign Currency will be determined in the Foreign Currency and the translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder. Upon receipt of an amount attributable to original issue discount (whether in connection with a payment of interest or the sale or retirement of a Note), a U.S. Holder may recognize ordinary income or loss.

     Amortizable Bond Premium. In the case of a Note that is denominated in a Foreign Currency, bond premium will be computed in units of Foreign Currency, and amortizable bond premium will reduce interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, a U.S. Holder may realize ordinary income or loss, measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes.

     Exchange Gain or Loss. Gain or loss recognized by a U.S. Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

  Indexed Notes

     The applicable Pricing Supplement will contain a discussion of any special United States Federal income tax rules with respect to Currency Indexed Notes or Other Indexed Notes.

Non-U.S. Holders

     Subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest (including OID) by the Company or any agent of the Company (acting in its capacity as such) to any holder of a Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to U.S. Federal withholding tax, provided, in the case of interest (including
OID), that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation for U.S. tax purposes that is related to the Company (directly or indirectly) through stock ownership and (iii) either (A) the Non-U.S. Holder certifies to the Company or its agent under penalties of perjury that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by another financial institution and furnishes the payor with a copy thereof.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, may be subject to U.S. Federal income tax on such interest

(or OID) in the same manner as if it were a U.S. Holder. In addition, if the non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on a Note will be included in the earnings and profits of such holder in such interest (or OID) is effectively connected with the conduct by such holder of a trade or business in the United States. In lieu of the certificate described in the preceding paragraph, such a holder must provide the payor with a properly executed IRS Form 4224 to claim an exemption from U.S. Federal withholding tax.

     Any capital gain, market discount or exchange gain realized on the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder will not be subject to U.S. Federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Holder and (ii) in the case of an individual, such Non-U.S. Holder (A) is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or (B) does not have a tax home (as defined in Section 911(d)(3) of the Code) in the United States in the taxable year of the sale, exchange, retirement or other disposition and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

     Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. Federal tax purposes at the time of such individual's death will not be subject to U.S. Federal estate tax, provided that the income from such Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. Federal withholding tax (without regard to the certification requirements) described above.

     PURCHASERS OF NOTES WHO ARE NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICABILITY OF UNITED STATES WITHHOLDING AND OTHER TAXES UPON INCOME REALIZED IN RESPECT OF THE NOTES.

Information Reporting and Backup Withholding

     For each calendar year in which the Notes are outstanding, the Company is required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid (including OID, if any) to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

     In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest (including OID) and principal (and premium, if any) on the Notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. Federal income tax liability, provided that the required information is furnished to the IRS.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-U.S. Holder of a Note if such holder has provided the required certification that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-U.S. Holders" above, or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a United States person or that the conditions of any exemption are not in fact satisfied).

     Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, information reporting may apply to such payments. Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                             PLAN OF DISTRIBUTION

     The Notes are being offered on a continuous basis by the Company through each of Salomon Brothers Inc, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, each of which has agreed to use its reasonable best efforts to solicit offers to purchase Notes. The Company will pay each Agent a commission of .125% to .750% of the principal amount of each Note sold through such Agent, unless otherwise specified in the applicable Pricing Supplement, depending upon the maturity of the Note. The Company may also sell Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by such Agent. After any initial public offering of Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, each Agent may offer Notes purchased as principal to other dealers. Notes sold by an Agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by the Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by such Agent. The Company may also sell Notes directly to purchasers on its own behalf, in which case no commission is payable. The Company may use the Reverse Inquiry Agent or such other agents as the Company may designate from time to time to solicit offers to purchase Notes on terms substantially identical to those set forth above. Such other agents, if any, will be named in the applicable Pricing Supplement. The Company has agreed to reimburse the Agents for certain expenses.

     The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part whether placed directly with the Company or through an Agent. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it in whole or in part.

     In addition to offering Notes through the Agents as described herein, the Company may sell other Debt Securities and Warrants to purchase Debt Securities. Such Debt Securities may include one or more series of medium-term notes other than the Notes, possibly including one or more series of medium-term notes offered on a continuing basis outside the United States. Any such Debt Securities or Warrants so offered and sold will reduce correspondingly the maximum aggregate amount of Notes that may be offered by this Prospectus Supplement.

     No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each Agent may make a market in the Notes, but such Agent is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for any of the Notes.

     Salomon Brothers Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated and certain affiliates thereof engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business.

     The Company has agreed to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments such Agent may be required to make in respect thereof. In the event the Company sells Notes through additional agents named in an applicable Pricing Supplement, including the Reverse Inquiry Agent, the Company anticipates that it will enter into similar arrangements for the benefit of such agents. Each Agent, the Reverse Inquiry Agent and each additional agent so used, if any, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

     The Notes have not been and will not be registered under the Securities and Exchange Law of Japan. The Company and the Agents will agree not to offer or sell any Note directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any Japanese person during the period of 90 days from the Original Issue Date of such Note which Note is denominated in Japanese yen and that thereafter it will not do so except in circumstances that result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIESMAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALLTHERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


              SUBJECT TO COMPLETION--DATED OCTOBER 11, 1994

PROSPECTUS



JOHNSON & JOHNSON



DEBT SECURITIES
AND WARRANTS


Johnson & Johnson (the "Company") may from time to time offer its Debt Securities and Warrants to purchase Debt Securities for proceeds up to $2,585,000,000 or the equivalent in foreign currency or foreign currency units on terms determined by market conditions at the time of sale. The designation, currency, principal amount, offering price, maturity, interest rate and any redemption provisions of the Debt Securities and the duration, currency, offering price, exercise price and detachability of the Warrants are described in the accompanying Prospectus Supplement, together with other terms and matters related to the offering.

The Debt Securities and Warrants may be sold directly or through agents, underwriters or dealers. If agents of the Company or underwriters are involved in the sale of the Debt Securities or Warrants, their names and descriptions of their compensation and indemnification arrangements are contained in the Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




The Date of This Prospectus is October  , 1994

     No dealer, salesman or other person has been authorized to give any information or make any representation not contained in this Prospectus or the accompanying Prospectus Supplement and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company or any agent, dealer or underwriter. Neither the delivery of this Prospectus or the accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that the information contained herein or in the accompanying Prospectus Supplement is correct as of any date subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission, which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C., at its New York Regional Office, 75 Park Place, New York, New York, and at its Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549. The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy statements and other information about the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the related registration statement and exhibits thereto which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933 and to which reference is hereby made.

                          INCORPORATION BY REFERENCE

     The Annual Report on Form 10-K for the fiscal year ended January 2, 1994, the Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3, 1994 and July 3, 1994, and the Current Report on Form 8-K dated October 5, 1994, filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference in this Prospectus.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Debt Securities and Warrants shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Office of the Secretary, Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933 (Telephone 908-524-2455).

                                 THE COMPANY

     The Company, incorporated in New Jersey since 1887, employs approximately 81,600 people worldwide and is engaged in the manufacture and sale of a broad range of products in the health care field in many countries of the world. Its principal business segments are: consumer products, consisting of toiletries and hygienic products including dental and baby care products, first-aid products, non-prescription drugs, sanitary protection products and adult incontinence products; pharmaceutical products consisting principally of prescription drugs; and professional products consisting of sutures, mechanical wound closure products, less invasive surgical instruments, diagnostic products, ophthalmic equipment and devices, medical equipment and devices, surgical instruments, joint replacements and products for wound management and infection, which professional products are used principally in the professional fields by physicians, nurses, therapists, hospitals, diagnostic laboratories and clinics.

     All references herein to the Company include Johnson & Johnson and its subsidiaries, unless the context otherwise requires.

     The principal executive offices of the Company are located at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. The telephone number is 908-524-0400.

                             RECENT DEVELOPMENTS

     On August 22, 1994, the Company announced that it had entered into an agreement with Neutrogena Corporation ("Neutrogena") pursuant to which it would acquire for a net price of approximately $924 million all of the outstanding shares of common stock and options to purchase shares of common stock of Neutrogena through a tender offer and subsequent merger. During the week of September 26, 1994, the Company acquired and made payment for the Neutrogena common stock tendered in the tender offer, which represented approximately 98.6% of the Neutrogena common stock outstanding. On October 3, 1994, the Company consummated a short form merger pursuant to which the remaining shares of Neutrogena common stock were acquired at the same price per share paid pursuant to the tender offer.

     On September 6, 1994, the Company announced that it had entered into an agreement with Eastman Kodak Company ("Kodak") to purchase Kodak's clinical diagnostics business for $1.008 billion. It is anticipated that the closing of such acquisition will occur during the fourth quarter of 1994. Such acquisition is subject to customary conditions.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges represents the historical ratio of the Company and is calculated on a total enterprise basis. The ratio is computed by dividing the sum of earnings before provision for taxes and fixed charges (excluding capitalized interest) by fixed charges. Fixed charges represent interest (including capitalized interest) and amortization of debt discount and expense and the interest factor of all rentals, consisting of an appropriate interest factor on operating leases.


                                                      Fiscal Quarter                         Fiscal Years
                                                   Ended July 3, 1994       ------------------------------------------------------
                                                   ------------------       1993        1992        1991         1990         1989
                                                                            ----        ----        ----         ----         ----
Ratio of Earnings to Fixed Charges ......................  11.94            9.82       9.19         8.81         6.01         6.78



                               USE OF PROCEEDS


     Unless otherwise indicated in the Prospectus Supplement, the net proceeds to be received by the Company from sales of the Debt Securities and Warrants and the exercise of Warrants will be used for general corporate purposes, including working capital, capital expenditures, stock repurchase programs, repayment and refinancing of borrowings and acquisitions.

                        DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued under the Indenture dated as of September 15, 1987 between the Company and Harris Trust and Savings Bank, Chicago, Illinois, as Trustee, as amended by the First Supplemental Indenture dated as of September 1, 1990 (as so amended, the "Indenture"). The Indenture is filed as an exhibit to the registration statement relating hereto. Certain provisions of the Indenture are referred to and summarized below. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture.

General

     The aggregate principal amount of Debt Securities which can be issued under the Indenture is unlimited (Section 2.01). As of the date of this Prospectus, $2,165,000,000 aggregate principal amount of Debt Securities have been issued under the Indenture. The Debt Securities to which this Prospectus relates will be issued from time to time in amounts the proceeds of which, together with the proceeds of the Warrants, will aggregate up to $2,585,000,000 or the equivalent thereof in foreign currency or foreign currency units, such as European Currency Units, and will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par or at an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The Debt Securities will be unsecured obligations of the Company issued in fully registered form without coupons or in bearer form with coupons (Recital and Sections 2.01 and 9.01).

     Reference is made to the Prospectus Supplement for the following terms to the extent they are applicable to the Debt Securities: (a) designation, aggregate principal amount and denomination; (b) date of maturity; (c) currency or currencies for which Debt Securities may be purchased and currency or currencies in which principal and interest may be payable; (d) if the currency for which Debt Securities may be purchased or in which principal and interest may be payable is at the purchaser's election, the manner in which such an election may be made; (e) interest rate; (f) the times at which interest will be payable; (g) redemption date and redemption price; (h) federal income tax consequences; (i) whether such Debt Securities are to be issued in book-entry form, and if so, the identity of the depository and information with respect to book-entry procedures; and (j) other terms of the Debt Securities.

Certain Covenants

     Unless otherwise provided in the Debt Securities, the Company will covenant not to create, assume or suffer to exist any lien on any Restricted Property (described below) to secure any debt of the Company, any subsidiary or any other person, or permit any subsidiary so to do, without securing the Debt Securities of any series having the benefit of the covenant by such lien equally and ratably with such debt for so long as such debt shall be so secured, subject to certain exceptions specified in the Indenture. Exceptions include: (a) existing liens or liens on facilities of corporations at the time they become subsidiaries; (b) liens existing on facilities when acquired, or incurred to finance the purchase price, construction or improvement thereof;
(c) certain liens in favor of or required by contracts with governmental entities; and (d) liens otherwise prohibited by such covenant, securing indebtedness which, together with the aggregate amount of outstanding indebtedness secured by liens otherwise prohibited by such covenant and the value of certain sale and leaseback transactions, does not exceed 10% of the Company's consolidated net tangible assets (defined in the Indenture as total assets less current liabilities and intangible assets) (Section 4.04).

     Unless otherwise provided in the Debt Securities, the Company will also covenant not to, and not to permit any subsidiary to, enter into any sale and leaseback transaction covering any Restricted Property unless (a) the Company would be entitled under the provisions described above to incur debt equal to the value of such sale and leaseback transaction, secured by liens on the facilities to be leased, without equally and ratably securing the Debt Securities, or (b) the Company, during the six months following the effective date of such sale and leaseback transaction, applies an amount equal to the value of such sale and leaseback transaction to the voluntary retirement of long-term indebtedness or to the acquisition of Restricted Property (Section 4.04).

     Because the covenants described above cover only manufacturing facilities in the continental United States, the Company's manufacturing facilities in Puerto Rico (accounting for approximately 5% of the Company's manufacturing facilities worldwide) are excluded from the operation of the covenants.

     The Indenture defines Restricted Property as (a) any manufacturing facility (or portion thereof) owned or leased by the Company or any subsidiary and located within the continental United States which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of the Company's consolidated net tangible assets, or (b) any shares of capital stock or indebtedness of any subsidiary owning any such manufacturing facility (Section 4.04).

     There are no liens prohibited by the covenants described above on, or any sale and leaseback transactions prohibited by such covenants covering, any property which would qualify as Restricted Property.
As such, the Company does not keep records identifying which of its properties, if any, would qualify as Restricted Property. The Company will amend this Prospectus to disclose or disclose in any Prospectus Supplement the existence of any lien on or any sale and leaseback transaction covering any Restricted Property, which would require the Company to secure the Debt Securities or apply certain amounts to retirement of indebtedness or acquisitions of property, as provided in such covenants.

     The Indenture contains no other restrictive covenants, including those that would afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company or any of its affiliates, or any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios and acquisitions and divestitures.

Amendment and Waiver

     Other than amendments not adverse to holders of the Debt Securities, amendments of the Indenture or the Debt Securities may be made only with the consent of the holders of a majority in principal amount of the Debt Securities affected (acting as one class). Waivers of compliance with any provision of the Indenture or the Debt Securities with respect to any series of Debt Securities may be made only with the consent of the holders of a majority in principal amount of the Debt Securities of that series. The consent of all holders of affected Debt Securities will be required to (a) make any Debt Security payable in a currency not specified or described in the Debt Security, (b) change the stated maturity thereof, (c) reduce the principal amount thereof, (d) reduce the rate or change the time of payment of interest thereon, or (e) impair the right to institute suit for the payment of principal thereof or interest thereon (Section 9.02). The holders of a majority in aggregate principal amount of Debt Securities affected may waive any past default under the Indenture and its consequences, except a default
(1) in the payment of the principal of or interest on such Debt Securities, or
(2) in respect of a provision which cannot be waived or amended without the consent of all holders of Debt Securities affected (Sections 6.04 and 9.02).

Events of Default

     Events of Default with respect to any series of Debt Securities under the Indenture will include: (a) default in payment of any principal on such series; (b) default in the payment of any installment of interest on such series and continuance of such default for a period of 30 days; (c) default in the performance of any other covenant in the Indenture or in the Debt Securities and continuance of such default for a period of 90 days after receipt by the Company of notice of such default from the Trustee or the holders of at least 25% in principal amount of Debt Securities of such series; or (d) certain events of bankruptcy, insolvency or reorganization in respect of the Company (Section 6.01). The Trustee may withhold notice to the holders of a series of Debt Securities of any default (except in the payment of principal of or interest on such series of Debt Securities) if it considers such withholding to be in the interest of holders of the Debt Securities (Section 7.05). Not all Events of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitute Events of Default with respect to any other series of Debt Securities.

     On the occurrence of an Event of Default with respect to a series of Debt Securities, the Trustee or the holders of at least 25% in principal amount of Debt Securities of such series then outstanding may declare the principal (or in the case of Debt Securities sold at an original issue discount, the amount specified in the terms thereof) and accrued interest thereon to be due and payable immediately (Section 6.02).

     Within 120 days after the end of each fiscal year, an officer of the Company must inform the Trustee whether such officer knows of any default, describing any such default and the status thereof (Section 4.03). Subject to provisions relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the direction of any holders of Debt Securities unless the Trustee shall have received a satisfactory indemnity (Section 7.01).

Defeasance of the Indenture and Debt Securities

     The Indenture provides that the Company, at the Company's option, (a) will be discharged from all obligations in respect of the Debt Securities of a series (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or destroyed Debt Securities, maintain paying agencies and hold moneys for payment in trust), or (b) need not comply with certain restrictive covenants of theIndenture (including those described under "Certain Covenants"), in each case if the Company irrevocably deposits in trust with the Trustee money or eligible government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of (including any mandatory redemption payments) and interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. Eligible government obligations are those backed by the full faith and credit of the government which issues the currency or foreign currency unit in which the Debt Securities are denominated. To exercise either option, the Company is required to deliver to the Trustee an opinion of nationally recognized independent tax counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, such opinion must be based on a ruling of the Internal Revenue Service, a regulation of the Treasury Department or a provision of the Internal Revenue Code (Section 8.01).

Global Securities

     The Debt Securities of a series may be issued in the form of a global security which is deposited with and registered in the name of the depositary (or a nominee of the depositary) specified in the accompanying Prospectus Supplement. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such global security for all purposes under the Indenture. Except as provided in the Indenture, owners of beneficial interests in Debt Securities represented by a global security will not (a) be entitled to have such Debt Securities registered in their names, (b) receive or be entitled to receive physical delivery of certificates representing such Debt Securities in definitive form, (c) be considered the owners or holders thereof under the Indenture and (d) have any rights under the Indenture with respect to such global security (Sections 2.06A and 2.13). Unless and until it is exchanged in whole or in part for individual certificates evidencing the Debt Securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor. The Company, in its sole discretion, may at any time determine that any series of Debt Securities issued or issuable in the form of a global security shall no longer be represented by such global security and such global security shall be exchanged for securities in definitive form pursuant to the Indenture (Section 2.06A).

     Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of such global security to the accounts of participants. Ownership of interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants in the depositary), or by participants in the depositary or persons that may hold interests through such participants (with respect to persons other than participants in the depositary). Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

Information Concerning the Trustee

     The Trustee has extended credit facilities to the Company, and the Company maintains deposit accounts and conducts other banking transactions with the Trustee.

                           DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Warrants are to be issued under Warrant Agreements to be entered into between the Company and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. Copies of the forms of Warrant Agreements, including the forms of Warrant Certificates representing the Warrants, are filed as exhibits to the registration statement relating hereto. The following summaries of certain provisions of the Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant Certificates.

General

     If Warrants are offered, the Prospectus Supplement will describe the terms of the Warrants, including the following: (a) the offering price; (b) the currency for which Warrants may be purchased; (c) the designation, aggregate principal amount, currency and terms of the Debt Securities purchasable upon exercise of the Warrants; (d) the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; (e) the date after which the Warrants and the related Debt Securities will be separately transferable; (f) the principal amount of Debt Securities purchasable upon exercise of a Warrant and the price at and currency in which such principal amount of Debt Securities may be purchased upon such exercise; (g) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (h) federal income tax consequences; (i) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form; and (j) any other terms of the Warrants.

     Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of or interest on the Debt Securities purchasable upon such exercise or to enforce convenants in the Indenture.

     Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement.

Exercise of Warrants

     Each Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be described in the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time up to 5:00 P.M. New York time on the expiration date set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the expiration date (or such later date to which such expiration date may be extended by the Company), unexercised Warrants will become void.

     Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant Certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the Warrant Certificate evidencing such Warrants. Upon receipt of such payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                             PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities and Warrants (a) directly to purchasers, (b) through agents, (c) to dealers as principals, and (d) through underwriters.

     Offers to purchase Debt Securities and Warrants may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Debt Securities and Warrants is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis.

     If a dealer is utilized in the sale of the Debt Securities and Warrants, the Company will sell such Debt Securities and Warrants to the dealer as principal. The dealer may then resell such Debt Securities and Warrants to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter or underwriters are utilized in the sale of the Debt Securities and Warrants, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction are set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities and Warrants.

     Agents, dealers or underwriters may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Debt Securities and Warrants from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts providing for amounts, payment and delivery as described in the Prospectus Supplement. Institutions with whom the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. A commission described in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities and Warrants pursuant to contracts accepted by the Company. Contracts will not be subject to any conditions except that (a) the purchase by an institution of the Debt Securities and Warrants covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) the Company shall have sold and delivered to any underwriters named in the Prospectus Supplement that portion of the issue of Debt Securities and Warrants as is set forth therein. The underwriters and agents will not have any responsibility in respect of the validity or the performance of the contracts.

     The place and time of delivery for the Debt Securities and Warrants are set forth in the Prospectus Supplement.

                                   EXPERTS

     The Consolidated Financial Statements of the Company incorporated herein by reference to the Company's Annual Report on Form 10-K have been so incorporated in reliance on the report of Coopers & Lybrand, independent accountants, given on their authority as experts in auditing and accounting.

                                LEGAL OPINIONS

     The legality of the Debt Securities and Warrants will be passed upon for the Company by George S. Frazza, Esq., General Counsel of the Company, or Joseph S. Orban, Esq., Associate General Counsel of the Company, and for the underwriters, if any, by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Messrs. Frazza and Orban are paid salaries by the Company, are participants in various employee benefit plans offered to employees of the Company generally, and each owns and has options to purchase shares of Common Stock of the Company. Cravath, Swaine & Moore has performed legal services for the Company from time to time.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, DEALER OR UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR ANY PRICING SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              -----------------

                              TABLE OF CONTENTS


                                             PAGE
                                             ----

             PROSPECTUS SUPPLEMENT


Description of Notes ......................  S-2
Important Currency Information ............  S-17
Currency Risks ............................  S-17
Certain U.S. Federal Income Tax
 Considerations ...........................  S-19
Plan of Distribution ......................  S-26

                  PROSPECTUS

Available Information .....................     2
Incorporation by Reference ................     2
The Company ...............................     3
Recent Developments .......................     3
Ratio of Earnings to Fixed Charges ........     3
Use of Proceeds ...........................     3
Description of Debt Securities ............     4
Description of Warrants ...................     7
Plan of Distribution ......................     8
Experts ...................................     8
Legal Opinions ............................     8




$2,585,000,000


JOHNSON & JOHNSON


MEDIUM-TERM NOTES,
SERIES C
DUE FROM 9 MONTHS TO
30 YEARS FROM DATE OF ISSUE


SALOMON BROTHERS INC

MERRILL LYNCH & CO.

MORGAN STANLEY & CO.
   INCORPORATED


PROSPECTUS SUPPLEMENT
DATED OCTOBER __, 1994

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution.*
     Registration fee ............................................    $  689,660
     Fees of Trustee .............................................        69,000
     Printing and engraving ......................................        30,000
     Legal fees ..................................................        50,000
     Accounting fees .............................................        25,000
     Blue Sky and legal investment expenses ......................        10,000
     Rating agency fees ..........................................       260,500
     Miscellaneous ...............................................        25,000
                                                                      ----------
                                                                      $1,129,160
                                                                      ==========

- ----------------

* All amounts other than the registration fee are estimated and are subject to future contingencies.

Item 15. Indemnification of Directors and Officers.

    Article Ninth of the registrant's restated certificate of incorporation implements provisions of the New Jersey Business Corporation Act which permit the registrant to adopt a charter provision which eliminates the personal liability of directors and officers to the registrant and its stockholders for monetary damages. The statute does not permit elimination of liability of a director or officer for (a) breach of duty of loyalty to the company or its stockholders, (b) an act or omission not in good faith or involving a knowing violation of law, or (c) receipt of an improper personal benefit. Under the charter provision, the registrant's directors and officers will not be liable for monetary damages even if they should fail, through negligence or gross negligence, to satisfy their duty of care (which requires directors and officers to exercise informed business judgment in discharging their duties) in making business decisions for the registrant.

    Article Five of the registrant's by-laws requires indemnification of the registrant's directors and officers to the full extent permitted under New Jersey law as in effect from time to time. It provides a right to indemnification for expenses, attorneys' fees, judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including a lawsuit brought by a stockholder on behalf of the registrant) by reason of the fact that such person is or was serving as a director or officer of the registrant. The by-law specifies that the right to indemnification is a contract right, enforceable against the registrant with respect to any act or omission which occurs while the by-law is in effect.

    The proposed forms of underwriting agreement and selling agency agreement filed as exhibits to this registration statement provide for indemnification of directors, officers and controlling persons of the registrant against certain liabilities.

    The registrant maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

Item 16. Exhibits.

    See Index to Exhibits on page II-5.

Item 17. Undertakings.

    The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that the undertakings set forth in paragraphs
          (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on October 10, 1994.

                                    JOHNSON & JOHNSON


                                    By          /s/  JOHN A. PAPA
                                      ---------------------------------------
                                              Name:  John A. Papa
                                          Title:  Assistant Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                           Date
         ---------                      -----                           ----

       R. S. Larsen*           Chairman, Board of Directors     October 10, 1994
- ---------------------------     and Chief Executive Officer,
      (R. S. Larsen)            and Director (Principal
                                Executive Officer)

      C. H. Johnson*           Vice President-Finance and       October 10, 1994
- ---------------------------     Director (Principal
     (C. H. Johnson)            Financial Officer)

      A. W. Roulston*          Controller                       October 10, 1994
- ---------------------------
     (A. W. Roulston)

       J. W. Black*            Director                         October 10, 1994
- ---------------------------
      (J. W. Black)

       G. N. Burrow*           Director                         October 10, 1994
- ---------------------------
      (G. N. Burrow)

      R. E. Campbell*          Director                         October 10, 1994
- ---------------------------
     (R. E. Campbell)

       J. G. Cooney*           Director                         October 10, 1994
- ---------------------------
      (J. G. Cooney)

       P. M. Hawley*           Director                         October 10, 1994
- ---------------------------
      (P. M. Hawley)

       A. D. Jordan*           Director                         October 10, 1994
- ---------------------------
      (A. D. Jordan)

                               Director
- ---------------------------
     (A. G. Langbo)

- ---------------------------    Director
     (P.N. Larson)

                               Director
- ---------------------------
     (J. S. Mayo)

      T. S. Murphy*            Director                         October 10, 1994
- ---------------------------
     (T. S. Murphy)

         Signature                      Title                           Date
         ---------                      -----                           ----
      P. J. Rizzo*             Director                         October 10, 1994
- ---------------------------
     (P. J. Rizzo)

      M. F. Singer*            Director                         October 10, 1994
- ---------------------------
     (M. F. Singer)

      R. B. Smith*             Director                         October 10, 1994
- ---------------------------
     (R. B. Smith)

      R. N. Wilson*            Director                         October 10, 1994
- ---------------------------
     (R. N. Wilson)


*By  /s/ Blair M. Flicker                                       October 10, 1994
   -------------------------
      (Blair M. Flicker)
       Attorney-in-Fact

                              INDEX TO EXHIBITS

Number                                                                      Page

1(a)      -- Form of Underwriting Agreement (including standard provisions and form of Delayed Delivery Contract).

1(b)      -- Form of Selling Agency Agreement (with Medium-Term Note
             Administrative Procedures annexed thereto).

4(a)      -- Indenture dated as of September 15, 1987 between the registrant and Harris Trust and Savings Bank, as Trustee.

4(b)      -- First Supplemental Indenture dated as of September 1, 1990 between the registrant and Harris Trust and Savings Bank, as Trustee.

4(c)      -- Form of Interest Bearing Debt Security.

4(d)      -- Form of Original Issue Discount Debt Security.

4(e)      -- Form of Warrant Agreement for Warrants sold alone, with form of
             Warrant Certificate.

4(f)      -- Form of Warrant Agreement for Warrants sold attached to Debt
             Securities, with form of Warrant Certificate.

4(g)      -- Form of Master Note.

4(h)      -- Form of Fixed Rate Note.

4(i)      -- Form of Floating Rate Note.

4(j)      -- Form of Currency Indexed Note.

5         -- Opinion and consent of counsel.

12        -- Statement re computation of ratios.

24(a)     -- Consent of Coopers & Lybrand L.L.P.

24(b)     -- Consent of counsel.

25        -- Powers of Attorney.

26        -- Form T-1 Statement of Eligibility and Qualification under the
             Trust Indenture Act of 1939 of Harris Trust and Savings Bank.